UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 19, 2016 (October 18, 2016)

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

520 Gervais Street
Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 18, 2016, South State Corporation (the “Company” or “South State”) held a special meeting of shareholders (the “special meeting”) in Columbia, South Carolina.  At the special meeting, there were present in person or by proxy 19,034,980 shares of South State’s common stock, representing 78.63% of the total outstanding eligible votes.  At the special meeting, the shareholders of the Company were asked to vote on (1) the approval of the Agreement and Plan of Merger, dated as of June 16, 2016, by and between Southeastern Bank Financial Corporation (“Southeastern”) and South State, pursuant to which Southeastern will merge with and into South State (the “South State merger proposal”), and (2) adjournment of the South State special meeting, if necessary or appropriate, to solicit additional proxies in favor of the South State merger proposal (the “South State adjournment proposal”).  Of the shares voted, 99.53% were voted in favor of the South State merger proposal.  The voting results for the proposals  are below:

1) With respect to the South State merger proposal, the votes were as follows:

	Votes	% of Shares Outstanding	% of Shares Voted

Voting For	18,946,789	78.27%	99.53%
Voting Against	48,741	0.20%	0.26%
Abstain From Voting	39,450	0.16%	0.21%

Total	19,034,980	78.63%	100.00%

2) With respect to the South State adjournment proposal:

The South State adjournment proposal was withdrawn, as sufficient votes were cast at the special meeting to approve the South State merger proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION
(Registrant)

Date: October 19, 2016	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer